Exhibit 99.1

Kilroy Realty

Q4 2022 Supplemental Financial Report

Q4 2022 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s quarterly report on Form 10-Q for the period ended September 30, 2022 and in its annual report on Form 10-K for the year ended December 31, 2021, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Pictured on cover page, in order of appearance: Indeed Tower, Austin, TX | Santa Fe Summit, San Diego, CA | 201 Third, San Francisco, CA

01
Corporate Data and Financial Highlights

–Company Background
–Executive Summary
–Financial Highlights
–Market Capitalization and Common Stock Data
–Net Income Available to Common Stockholders / FFO Guidance and Outlook
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations and Funds Available for Distribution
–Net Operating Income

Q4 2022 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, Greater Seattle and Austin, Texas. The Company has over seven decades of experience developing, acquiring and managing office, life science and mixed-use real estate assets. At December 31, 2022, the Company’s stabilized portfolio totaled approximately 16.2 million square feet of primarily office and life science space that was 91.6% occupied and 92.9% leased. The Company also has 1,001 residential units in the Los Angeles and San Diego regions, which had an average occupancy of 93.3% for the quarter ended December 31, 2022.

Board of Directors		Executive and Senior Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	Chief Executive Officer	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Tyler H. Rose	President (departing March 1, 2023)
Jolie Hunt		Justin W. Smart	President, Development and Construction (incoming President, March 1, 2023)
Scott S. Ingraham
Louisa G. Ritter		Robert Paratte	Executive VP, Chief Leasing Officer and Senior Advisor to the Chairman
Gary R. Stevenson				Bill Hutcheson
Peter B. Stoneberg		Heidi R. Roth	Executive VP, Chief Administrative Officer	Senior VP, Investor Relations & Capital Markets
		John Osmond	Executive VP, Head of Asset Management
		Eliott Trencher	Executive VP, Chief Investment Officer, Interim Chief Financial Officer
		Merryl Werber	Senior VP, Chief Accounting Officer and Controller

Equity Research Coverage

BofA Securities		Jefferies LLC
Camille Bonnel	(416) 369-2140	Peter Abramowitz	(212) 336-7241
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		Mizuho Securities USA LLC
Thomas Catherwood	(212) 738-6140	Vikram Malhotra	(212) 282-3827
Citigroup Investment Research		RBC Capital Markets
Michael Griffin	(212) 816-5871	Mike Carroll	(440) 715-2649
Credit Suisse		Robert W. Baird & Co.
Tayo Okusanya	(212) 325-1402	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Scotiabank
Derek Johnston	(210) 250-5683	Nicholas Yulico	(212) 225-6904
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(443) 263-6529
Goldman Sachs & Co. LLC		Wolfe Research
Caitlin Burrows	(212) 902-4736	Andrew Rosivach	(646) 582-9250
Green Street Advisors
Dylan Burzinski	(949) 640-8780
Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q4 2022 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Revenues grew approximately 8.9% to $284.3 million compared to the prior year	• Stabilized portfolio was 91.6% occupied and 92.9% leased at quarter-end

• Net income available to common stockholders per diluted share of $0.45, an	• Approximately 716,000 square feet of leases commenced in the stabilized and
increase of approximately 12.5% compared to the prior year	development portfolios

• FFO per diluted share of $1.17, an increase of approximately 11.4% compared to	• Approximately 328,000 square feet of leases executed, including approximately
the prior year	102,000 square feet in the development portfolio

• Same Store NOI and Same Store Cash NOI decreased 2.1% and 0.7%,	◦GAAP rents increased approximately 31.1% from prior levels
respectively, compared to the prior year
◦Cash rents increased approximately 12.3% from prior levels
◦Prior year Same Store NOI and Same Store Cash NOI includes $4.6 million and $6.4 million of non-recurring items, respectively

Capital Markets Highlights	Strategic Highlights

• As of the date of this report, approximately $1.7 billion of total liquidity comprised	• Commenced GAAP revenue recognition on the entirety of the approximately
of approximately $290.0 million of cash and cash equivalents, $300.0 million	308,000 square foot space leased by Indeed, Inc. at our Indeed Tower
available under the new unsecured term loan facility and full availability under the	development project in Austin
$1.1 billion unsecured revolving credit facility
• Commenced construction on the life science redevelopment of 4400 Bohannon
• As previously disclosed in October, the Company entered into a term loan	Drive, an approximately 48,000 square foot operating property in the San Francisco
agreement that provides for a $400.0 million unsecured delayed draw term loan	Bay Area's Menlo Park submarket
facility with an additional $100.0 million accordion feature

◦In January, the Company amended the term loan agreement to exercise the accordion feature for borrowings of up to $500.0 million, under which
$200.0 million has been drawn

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Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 38-39 “Definitions Included in Supplemental.”

Q4 2022 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2021 (1)	3/31/2022	6/30/2022	9/30/2022 (1)	12/31/2022

INCOME ITEMS:
Capitalized Interest and Debt Costs	$21,773	$19,098	$19,491	$19,677	$19,216
Cash Lease Termination Fees (2)	$2,139	$637	$374	$165	$503
Net Income Available to Common Stockholders per common share – diluted (3)	$0.40	$0.45	$0.40	$0.68	$0.45
Funds From Operations per common share – diluted (4)	$1.05	$1.16	$1.17	$1.17	$1.17
EBITDA, as adjusted (5)	$168,110	$168,668	$170,511	$170,453	$174,421
RATIOS:
Net Operating Income Margins	73.5%	72.5%	71.5%	70.6%	70.3%
Fixed Charge Coverage Ratio - Net Income	1.4x	1.6x	1.4x	2.3x	1.5x
Fixed Charge Coverage Ratio - EBITDA	4.4x	4.5x	4.6x	4.5x	4.4x
Net Income Payout Ratio	110.9%	103.2%	113.7%	73.5%	107.2%
FFO Payout Ratio	48.7%	44.5%	44.0%	45.6%	45.6%
FAD Payout Ratio	68.7%	55.3%	54.4%	54.7%	60.9%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 38-39 “Definitions Included in Supplemental.”
(1)Net Income Available to Common Stockholders also includes $17.3 million and $5.3 million of gains on sale of depreciable operating properties for the three months ended September 30, 2022 and December 31, 2021, respectively.
(2)Represents cash receipts of lease termination fees in the period they are received, which may not correspond to the timing of GAAP revenue recognition of the lease termination fee over the remaining term of the lease.
(3)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(4)Please refer to page 8 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(5)Please refer to pages 40-41 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.

Q4 2022 Supplemental Financial Report

Market Capitalization and Common Stock Data
(unaudited, $ and shares/units in thousands, except per share amounts)
Market Capitalization (1)

Dividends per common share (2)	$0.52	$0.52	$0.52	$0.54	$0.54
Closing common shares (3)	116,464	116,716	116,871	116,877	116,878
Closing common partnership units (3)	1,151	1,151	1,151	1,151	1,151
	117,615	117,867	118,022	118,028	118,029

______________________________________________________
(1)Please refer to page 31 for additional information regarding our capital structure.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)As of the end of the period.

Q4 2022 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)
The Company is providing a guidance range of Nareit-defined FFO per diluted share for its fiscal year 2023 of $4.40 to $4.60 per share with a midpoint of $4.50 per share.

	Full Year 2023 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.85	$2.03

Weighted average common shares outstanding - diluted (1)	117,500	117,500

Net income available to common stockholders	$217,000	$239,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,600	3,100
Net income attributable to noncontrolling interests in consolidated property partnerships	24,000	26,000
Depreciation and amortization of real estate assets	316,000	316,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(35,000)	(36,000)
Funds From Operations (2)	$524,600	$548,100

Weighted average common shares and units outstanding - diluted (3)	119,100	119,100

FFO per common share/unit - diluted (3)	$4.40	$4.60

Key Assumptions	2022 Actuals	2023 Assumptions
Same Store Cash NOI growth (2)	7.0%	0.0% to 2.0%
Average occupancy	91.2%	86.5% to 88.0%
Total development spending	$345 million	$450 million to $550 million
Dispositions	$48 million	$0 to $200 million

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(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See pages 35-36 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the full year 2023, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Q4 2022 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021

ASSETS:
Land and improvements	$1,738,242	$1,743,194	$1,713,152	$1,715,192	$1,731,982
Buildings and improvements	8,302,081	7,693,247	7,530,547	7,509,311	7,543,585
Undeveloped land and construction in progress	1,691,860	2,183,071	2,272,508	2,158,279	2,017,126
Total real estate assets held for investment	11,732,183	11,619,512	11,516,207	11,382,782	11,292,693
Accumulated depreciation and amortization	(2,218,710)	(2,150,060)	(2,104,990)	(2,034,193)	(2,003,656)
Total real estate assets held for investment, net	9,513,473	9,469,452	9,411,217	9,348,589	9,289,037
Cash and cash equivalents	347,379	249,981	210,044	331,685	414,077
Restricted cash	—	13,009	13,008	13,007	13,006
Marketable securities	23,547	22,390	22,988	25,829	27,475
Current receivables, net	20,583	15,885	13,268	12,107	14,386
Deferred rent receivables, net	452,200	442,987	435,549	420,895	405,665
Deferred leasing costs and acquisition-related intangible assets, net	250,846	214,484	217,026	228,426	234,458
Right of use ground lease assets	126,530	126,708	126,587	126,946	127,302
Prepaid expenses and other assets, net	62,429	65,096	65,554	57,338	57,991
TOTAL ASSETS	$10,796,987	$10,619,992	$10,515,241	$10,564,822	$10,583,397

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$242,938	$244,316	$245,680	$247,030	$248,367
Unsecured debt, net	4,020,058	3,823,532	3,822,482	3,821,433	3,820,383
Accounts payable, accrued expenses and other liabilities	392,360	424,087	357,253	391,920	391,264
Ground lease liabilities	124,994	125,065	125,277	125,414	125,550
Accrued dividends and distributions	64,285	64,271	61,880	61,951	61,850
Deferred revenue and acquisition-related intangible liabilities, net	195,959	176,105	176,845	171,121	171,151
Rents received in advance and tenant security deposits	81,432	82,839	73,273	80,192	74,962
Total liabilities	5,122,026	4,940,215	4,862,690	4,899,061	4,893,527
Equity:
Stockholders’ Equity
Common stock	1,169	1,169	1,169	1,167	1,165
Additional paid-in capital	5,170,760	5,162,088	5,151,705	5,149,968	5,155,232
Retained earnings	265,118	276,138	260,020	274,193	283,663
Total stockholders’ equity	5,437,047	5,439,395	5,412,894	5,425,328	5,440,060
Noncontrolling Interests
Common units of the Operating Partnership	53,524	53,475	53,289	53,472	53,746
Noncontrolling interests in consolidated property partnerships	184,390	186,907	186,368	186,961	196,064
Total noncontrolling interests	237,914	240,382	239,657	240,433	249,810
Total equity	5,674,961	5,679,777	5,652,551	5,665,761	5,689,870
TOTAL LIABILITIES AND EQUITY	$10,796,987	$10,619,992	$10,515,241	$10,564,822	$10,583,397

Q4 2022 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
REVENUES
Rental income	$281,688	$259,145	$1,086,018	$948,994
Other property income	2,656	1,940	10,969	6,046
Total revenues	284,344	261,085	1,096,987	955,040
EXPENSES
Property expenses	55,323	45,519	202,744	165,702
Real estate taxes	27,151	21,681	105,869	93,209
Ground leases	2,092	1,862	7,565	7,421
General and administrative expenses	25,217	23,267	93,642	92,749
Leasing costs	1,404	876	4,879	3,249
Depreciation and amortization	91,396	87,309	357,611	310,043
Total expenses	202,583	180,514	772,310	672,373
OTHER INCOME (EXPENSES)
Interest and other income, net	1,264	230	1,765	3,916
Interest expense	(23,550)	(18,726)	(84,278)	(78,555)
Gains on sales of depreciable operating properties	—	5,297	17,329	463,128
Loss on early extinguishment of debt	—	(12,246)	—	(12,246)
Total other (expenses) income	(22,286)	(25,445)	(65,184)	376,243
NET INCOME	59,475	55,126	259,493	658,910
Net income attributable to noncontrolling common units of the Operating Partnership	(588)	(463)	(2,283)	(6,163)
Net income attributable to noncontrolling interests in consolidated property partnerships	(6,262)	(7,017)	(24,595)	(24,603)
Total income attributable to noncontrolling interests	(6,850)	(7,480)	(26,878)	(30,766)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$52,625	$47,646	$232,615	$628,144
Weighted average common shares outstanding – basic	116,878	116,462	116,807	116,429
Weighted average common shares outstanding – diluted	117,389	117,110	117,220	116,949
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.45	$0.41	$1.98	$5.38
Net income available to common stockholders per share – diluted	$0.45	$0.40	$1.97	$5.36

Q4 2022 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$52,625	$47,646	$232,615	$628,144
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	588	463	2,283	6,163
Net income attributable to noncontrolling interests in consolidated property partnerships	6,262	7,017	24,595	24,603
Depreciation and amortization of real estate assets	89,536	85,628	350,665	303,799
Gains on sales of depreciable real estate	—	(5,297)	(17,329)	(463,128)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(9,156)	(9,980)	(36,198)	(37,267)
Funds From Operations (1)(2)	$139,855	$125,477	$556,631	$462,314
Weighted average common shares/units outstanding – basic (3)	118,568	118,365	118,586	118,349
Weighted average common shares/units outstanding – diluted (4)	119,079	119,012	118,999	118,868
FFO per common share/unit – basic (1)	$1.18	$1.06	$4.69	$3.91
FFO per common share/unit – diluted (1)	$1.17	$1.05	$4.68	$3.89

FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$139,855	$125,477	$556,631	$462,314
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(28,480)	(26,490)	(81,328)	(89,987)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(5,100)	(3,540)	(19,321)	(16,539)
Net effect of straight-line rents	(9,214)	(15,099)	(47,936)	(55,820)
Amortization of net below market rents (6)	(2,305)	(3,200)	(10,476)	(6,904)
Amortization of deferred financing costs and net debt discount/premium	1,215	930	3,657	3,162
Non-cash executive compensation expense (7)	6,712	7,693	28,347	35,315
Lease related adjustments, leasing costs and other (8)	833	1,431	9,536	20,228
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,223	1,759	5,687	5,440
Funds Available for Distribution (1)	$104,739	$88,961	$444,797	$357,209

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(1)See page 36 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(2)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $5.1 million and $3.5 million for the three months ended December 31, 2022 and 2021, respectively, and $19.3 million and $16.5 million for the year ended December 31, 2022 and 2021, respectively. These amounts are adjusted out of FFO in our calculation of FAD.
(3)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(6)Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(7)Includes non-cash amortization of share-based compensation and accrued potential future executive retirement benefits.
(8)Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences, leasing costs and other.

Q4 2022 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP Net Cash Provided by Operating Activities	$108,005	$108,843	$592,235	$516,403
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(28,480)	(26,490)	(81,328)	(89,987)
Loss on early extinguishment of debt	—	(11,915)	—	(11,915)
Depreciation of non-real estate furniture, fixtures and equipment	(1,860)	(1,681)	(6,946)	(6,244)
Net changes in operating assets and liabilities (1)	36,343	34,493	(12,634)	(1,975)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(7,933)	(8,221)	(30,511)	(31,827)
Cash adjustments related to investing and financing activities	(1,336)	(6,068)	(16,019)	(17,246)
Funds Available for Distribution (2)	$104,739	$88,961	$444,797	$357,209

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(1)Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.
(2)Please refer to page 36 for a Management Statement on Funds Available for Distribution.

Q4 2022 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Operating Revenues:
Rental income (2)	$237,884	$224,991	5.7%	$923,780	$825,813	11.9%
Tenant reimbursements (2)	43,804	34,154	28.3%	162,238	123,181	31.7%
Other property income	2,656	1,940	36.9%	10,969	6,046	81.4%
Total operating revenues	284,344	261,085	8.9%	1,096,987	955,040	14.9%
Operating Expenses:
Property expenses	55,323	45,519	21.5%	202,744	165,702	22.4%
Real estate taxes	27,151	21,681	25.2%	105,869	93,209	13.6%
Ground leases	2,092	1,862	12.4%	7,565	7,421	1.9%
Total operating expenses	84,566	69,062	22.4%	316,178	266,332	18.7%
Net Operating Income	$199,778	$192,023	4.0%	$780,809	$688,708	13.4%

________________________
(1)Please refer to page 34 for Management Statements on Net Operating Income and page 40 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.

02
Portfolio Data

–Same Store Analysis
–Stabilized Portfolio Occupancy Overview by Region
–Information on Leases Commenced
–Information on Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top Fifteen Tenants
–2022 Operating Property Dispositions
–Consolidated Ventures (Noncontrolling Property Partnerships)

Q4 2022 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Total Same Store Portfolio
Office Portfolio
Number of properties	109	109		109	109
Square Feet	13,556,582	13,556,582		13,556,582	13,556,582
Percent of Stabilized Portfolio	83.7%	87.7%		83.7%	87.7%
Average Occupancy	91.2%	91.5%		91.0%	91.9%

Operating Revenues:
Rental income (3)	$189,095	$187,286	1.0%	$747,621	$727,239	2.8%
Tenant reimbursements (3)	33,568	31,402	6.9%	130,304	112,365	16.0%
Other property income	2,321	1,819	27.6%	9,110	5,754	58.3%
Total operating revenues	224,984	220,507	2.0%	887,035	845,358	4.9%
Operating Expenses:
Property expenses	44,968	39,534	13.7%	169,887	148,789	14.2%
Real estate taxes	20,677	18,339	12.7%	84,223	81,897	2.8%
Ground leases	1,897	1,831	3.6%	7,162	7,390	(3.1)%
Total operating expenses	67,542	59,704	13.1%	261,272	238,076	9.7%
Net Operating Income (2)(4)	$157,442	$160,803	(2.1)%	$625,763	$607,282	3.0%

Same Store Analysis (Cash Basis)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Total operating revenues	$219,425	$212,660	3.2%	$860,446	$798,259	7.8%
Total operating expenses	67,445	59,599	13.2%	260,863	237,687	9.8%
Cash Net Operating Income (2)(4)	$151,980	$153,061	(0.7)%	$599,583	$560,572	7.0%

________________________
(1)Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2021 and still owned and included in the stabilized portfolio as of December 31, 2022. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square and the residential units at our One Paseo mixed-use project.
(2)Please refer to page 40 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store Net Operating Income and Same Store Cash Net Operating Income. Adjustments to GAAP operating revenues include the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.
(3)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(4)For the three months ended December 31, 2021, Same Store Net Operating Income and Same Store Cash Net Operating Income include $4.6 million and $6.4 million of non-recurring items, respectively.

Q4 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO (1)	Buildings	YTD NOI %	SF %	Total SF	12/31/2022	9/30/2022	12/31/2022

Greater Los Angeles
Culver City	19	1.0%	1.0%	154,165	78.8%	76.3%	78.8%
El Segundo	5	3.7%	6.8%	1,103,595	91.2%	91.7%	91.2%
Hollywood	10	7.3%	7.4%	1,200,419	90.0%	89.8%	90.2%
Long Beach	7	1.8%	5.9%	957,706	75.3%	76.0%	86.2%
West Hollywood	4	0.9%	1.2%	189,459	80.0%	75.9%	84.1%
West Los Angeles	8	3.9%	4.5%	726,975	83.8%	79.7%	83.8%
Total Greater Los Angeles	53	18.6%	26.8%	4,332,319	85.2%	84.5%	87.8%
San Diego County
Del Mar	17	12.8%	11.1%	1,791,487	98.7%	98.8%	99.4%
I-15 Corridor	3	0.8%	2.7%	433,851	68.2%	67.3%	69.6%
Little Italy / Point Loma	2	0.3%	1.9%	312,138	32.3%	34.4%	42.2%
University Towne Center	1	1.1%	1.0%	160,444	100.0%	100.0%	100.0%
Total San Diego County	23	15.0%	16.7%	2,697,920	86.2%	86.3%	88.0%
San Francisco Bay Area
Menlo Park	6	2.0%	2.0%	330,212	84.5%	76.4%	91.4%
Mountain View	3	2.5%	2.8%	457,066	100.0%	87.2%	100.0%
Palo Alto	2	1.2%	1.0%	165,574	100.0%	100.0%	100.0%
Redwood City	2	3.0%	2.1%	347,269	100.0%	100.0%	100.0%
San Francisco	10	27.1%	21.0%	3,394,039	93.3%	93.0%	93.9%
South San Francisco	6	8.3%	5.0%	806,109	100.0%	100.0%	100.0%
Sunnyvale	4	4.0%	4.1%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	33	48.1%	38.0%	6,163,729	95.5%	93.8%	96.2%
Greater Seattle
Bellevue	2	5.5%	5.7%	919,295	99.3%	99.3%	99.3%
Lake Union / Denny Regrade	8	12.8%	12.8%	2,080,883	97.1%	97.1%	97.1%
Total Greater Seattle	10	18.3%	18.5%	3,000,178	97.7%	97.7%	97.7%
TOTAL STABILIZED OFFICE PORTFOLIO	119	100.0%	100.0%	16,194,146	91.6%	90.8%	92.9%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
90.9%	91.2%
________________________
(1)Includes stabilized retail space, which contributed approximately 2.8% of YTD NOI.

Q4 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Los Angeles, California
3101-3243 La Cienega Boulevard	Culver City	154,165	78.8%	78.8%
2240 E. Imperial Highway	El Segundo	122,870	100.0%	100.0%
2250 E. Imperial Highway	El Segundo	298,728	96.9%	96.9%
2260 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%
909 N. Pacific Coast Highway	El Segundo	244,880	81.3%	81.3%
999 N. Pacific Coast Highway	El Segundo	138,389	69.3%	69.3%
1350 Ivar Avenue	Hollywood	16,448	100.0%	100.0%
1355 Vine Street	Hollywood	183,129	100.0%	100.0%
1375 Vine Street	Hollywood	159,236	100.0%	100.0%
1395 Vine Street	Hollywood	2,575	100.0%	100.0%
1500 N. El Centro Avenue (1)	Hollywood	113,447	28.8%	28.8%
1525 N. Gower Street	Hollywood	9,610	100.0%	100.0%
1575 N. Gower Street	Hollywood	264,430	100.0%	100.0%
6115 W. Sunset Boulevard	Hollywood	26,238	100.0%	100.0%
6121 W. Sunset Boulevard	Hollywood	93,418	100.0%	100.0%
6255 W. Sunset Boulevard	Hollywood	331,888	88.3%	88.9%
3750 Kilroy Airport Way	Long Beach	10,718	100.0%	100.0%
3760 Kilroy Airport Way	Long Beach	166,761	96.4%	100.0%
3780 Kilroy Airport Way	Long Beach	221,452	79.3%	86.4%
3800 Kilroy Airport Way	Long Beach	192,476	87.7%	87.7%
3840 Kilroy Airport Way	Long Beach	138,441	0.0%	51.8%
3880 Kilroy Airport Way	Long Beach	96,923	100.0%	100.0%
3900 Kilroy Airport Way	Long Beach	130,935	82.8%	91.2%
8560 W. Sunset Boulevard	West Hollywood	76,558	59.0%	69.2%
8570 W. Sunset Boulevard	West Hollywood	49,276	95.6%	95.6%
8580 W. Sunset Boulevard	West Hollywood	6,875	59.0%	59.0%
8590 W. Sunset Boulevard	West Hollywood	56,750	97.4%	97.4%
12100 W. Olympic Boulevard	West Los Angeles	155,679	100.0%	100.0%
12200 W. Olympic Boulevard	West Los Angeles	154,544	90.3%	90.3%
12233 W. Olympic Boulevard	West Los Angeles	156,746	71.5%	71.5%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%	100.0%
2100/2110 Colorado Avenue	West Los Angeles	104,853	55.4%	55.4%
501 Santa Monica Boulevard	West Los Angeles	78,509	85.3%	85.3%
Total Greater Los Angeles		4,332,319	85.2%	87.8%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Q4 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Diego County, California
12225 El Camino Real	Del Mar	58,401	100.0%	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%	100.0%
12340 El Camino Real	Del Mar	109,307	100.0%	100.0%
12390 El Camino Real	Del Mar	73,238	100.0%	100.0%
12770 El Camino Real	Del Mar	75,035	100.0%	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%	100.0%
12790 El Camino Real	Del Mar	87,944	100.0%	100.0%
12830 El Camino Real	Del Mar	196,444	100.0%	100.0%
12860 El Camino Real	Del Mar	92,042	100.0%	100.0%
12348 High Bluff Drive	Del Mar	39,193	100.0%	100.0%
12400 High Bluff Drive	Del Mar	216,518	100.0%	100.0%
3579 Valley Centre Drive	Del Mar	54,960	100.0%	100.0%
3611 Valley Centre Drive	Del Mar	132,425	96.4%	96.4%
3661 Valley Centre Drive	Del Mar	131,662	100.0%	100.0%
3721 Valley Centre Drive	Del Mar	115,193	100.0%	100.0%
3811 Valley Centre Drive	Del Mar	118,912	100.0%	100.0%
3745 Paseo Place	Del Mar	95,871	80.5%	93.8%
13480 Evening Creek Drive North (1)	I-15 Corridor	143,401	6.4%	10.5%
13500 Evening Creek Drive North	I-15 Corridor	143,749	100.0%	100.0%
13520 Evening Creek Drive North	I-15 Corridor	146,701	97.5%	97.5%
2100 Kettner Boulevard	Little Italy	204,682	0.0%	15.1%
2305 Historic Decatur Road	Point Loma	107,456	93.9%	93.9%
9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%
Total San Diego County		2,697,920	86.2%	88.0%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Q4 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%	100.0%
4200 Bohannon Drive	Menlo Park	45,451	65.8%	65.8%
4300 Bohannon Drive	Menlo Park	63,079	48.7%	85.3%
4500 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
4600 Bohannon Drive	Menlo Park	48,147	93.0%	93.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%	100.0%
680 E. Middlefield Road	Mountain View	171,676	100.0%	100.0%
690 E. Middlefield Road	Mountain View	171,215	100.0%	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%	100.0%
3150 Porter Drive	Palo Alto	36,886	100.0%	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%	100.0%
100 Hooper Street	San Francisco	417,914	100.0%	100.0%
100 First Street	San Francisco	480,457	94.6%	98.7%
303 Second Street	San Francisco	784,658	84.9%	84.9%
201 Third Street	San Francisco	346,538	77.3%	77.3%
360 Third Street	San Francisco	429,796	99.6%	99.6%
250 Brannan Street	San Francisco	100,850	100.0%	100.0%
301 Brannan Street	San Francisco	82,834	100.0%	100.0%
333 Brannan Street	San Francisco	185,602	100.0%	100.0%
345 Brannan Street	San Francisco	110,050	99.7%	99.7%
350 Mission Street	San Francisco	455,340	99.7%	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%	100.0%
350 Oyster Point Boulevard	South San Francisco	234,892	100.0%	100.0%
352 Oyster Point Boulevard	South San Francisco	232,215	100.0%	100.0%
354 Oyster Point Boulevard	South San Francisco	193,472	100.0%	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%	100.0%
Total San Francisco Bay Area		6,163,729	95.5%	96.2%

Q4 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	490,738	99.8%	99.8%
10900 NE 4th Street	Bellevue	428,557	98.8%	98.8%
2001 West 8th Avenue	Denny Regrade	539,226	90.0%	90.0%
333 Dexter Avenue North	Lake Union	618,766	100.0%	100.0%
701 N. 34th Street	Lake Union	141,860	100.0%	100.0%
801 N. 34th Street	Lake Union	173,615	100.0%	100.0%
837 N. 34th Street	Lake Union	112,487	100.0%	100.0%
320 Westlake Avenue North	Lake Union	184,644	96.1%	96.1%
321 Terry Avenue North	Lake Union	135,755	100.0%	100.0%
401 Terry Avenue North	Lake Union	174,530	100.0%	100.0%
Total Greater Seattle		3,000,178	97.7%	97.7%

TOTAL STABILIZED OFFICE PORTFOLIO		16,194,146	91.6%	92.9%

			Average Residential Occupancy
RESIDENTIAL PROPERTIES	Submarket	Total No. of Units	Quarter-to-Date	Year-to-Date

Greater Los Angeles
1550 N. El Centro Avenue	Hollywood	200	92.3%	93.5%
6390 De Longpre Avenue	Hollywood	193	90.2%	88.2%
San Diego County
3200 Paseo Village Way	Del Mar	608	94.7%	95.2%
TOTAL RESIDENTIAL PROPERTIES		1,001	93.3%	93.5%

Q4 2022 Supplemental Financial Report

Information on Leases Commenced (1)

Quarter to Date	# of Leases (2)		Square Feet (2)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents
	New	Renewal	New	Renewal	Total
2nd Generation (4)	10	8	275,770	84,470	360,240	78	$78.38	$12.06	41.2%	18.6%
Development Leasing (5)	2	—	355,645	—	355,645	158	$131.25	$9.97
TOTAL:	12	8	631,415	84,470	715,885

Year to Date	# of Leases (2)		Square Feet (2)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents
	New	Renewal	New	Renewal	Total
2nd Generation (4)	46	31	580,943	290,138	871,081	75	$60.18	$9.63	31.3%	12.4%
Development Leasing (5)	10	1	932,439	945	933,384	146	$133.26	$10.95
TOTAL:	56	32	1,513,382	291,083	1,804,465

________________________
(1)Includes 100% of consolidated property partnerships.
(2)Represents leasing activity for leases that commenced at properties in the stabilized and development and redevelopment portfolios during the period, net of month-to-month leases.
(3)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Includes leases for which re-leasing timing was impacted by the COVID-19 pandemic.
(5)Represents leases commenced on new construction added to the stabilized portfolio and leasing activity for leases signed in our development and redevelopment portfolios.

Q4 2022 Supplemental Financial Report

Information on Leases Executed (1)

Quarter to Date (2)	# of Leases (3)		Square Feet (3)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (4)	TI/LC Per Sq.Ft. /Year (4)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Generation (5)	14	8	141,666	84,470	226,136	75	$40.52	$6.48	31.1%	12.3%	32.0%
Development Leasing (6)	4	—	102,198	—	102,198	157	$168.40	$12.87
TOTAL:	18	8	243,864	84,470	328,334

Year to Date (7)	# of Leases (3)		Square Feet (3)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (4)	TI/LC Per Sq.Ft. /Year (4)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Generation (5)	46	31	468,900	290,138	759,038	84	$66.79	$9.54	29.8%	11.0%	30.7%
Development Leasing (6)	8	1	133,273	945	134,218	147	$161.31	$13.17
TOTAL:	54	32	602,173	291,083	893,256

________________________
(1)Includes 100% of consolidated property partnerships.
(2)During the three months ended December 31, 2022, 13 new leases totaling 203,811 square feet were signed but not commenced as of December 31, 2022.
(3)Represents leasing activity for leases signed at properties in the stabilized and development and redevelopment portfolios during the period, net of month-to-month leases.
(4)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(5)Includes leases for which re-leasing timing was impacted by the COVID-19 pandemic.
(6)Represents leasing on new construction added to the stabilized portfolio and leasing activity for leases signed in our development and redevelopment portfolios.
(7)During the year ended December 31, 2022, 24 new leases totaling 327,133 square feet were signed but not commenced as of December 31, 2022.

Q4 2022 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2022	Q4 2022	Q3 2022	Q2 2022	Q1 2022

1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$3,371	$(868)	$271	$1,855	$2,113
Tenant Improvements & Leasing Commissions (2)	1,236	(284)	—	596	924

Total	$4,607	$(1,152)	$271	$2,451	$3,037

	Total 2022	Q4 2022	Q3 2022	Q2 2022	Q1 2022

2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$34,886	$10,803	$10,093	$9,045	$4,945
Tenant Improvements & Leasing Commissions (2)	46,442	17,677	10,577	9,848	8,340

Total	$81,328	$28,480	$20,670	$18,893	$13,285

________________________
(1)Includes 100% of capital expenditures of consolidated property partnerships.
(2)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Q4 2022 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary (1)
($ in thousands, except for annualized rent per sq. ft.)

# of Expiring Leases	13	13	16	21	27	16	17	16	64	54	62	36	22	37	31	14	13
% of Total Leased Sq. Ft.	2.0%	4.0%	2.1%	2.2%	1.9%	1.1%	2.2%	2.7%	5.1%	13.3%	7.2%	7.0%	6.6%	10.5%	13.1%	7.2%	11.8%
Annualized Base Rent	$10,946	$30,133	$13,597	$17,691	$13,438	$6,590	$11,749	$23,196	$37,168	$90,757	$41,487	$64,904	$53,105	$91,127	$129,488	$71,555	$112,765
% of Total Annualized Base Rent (2)	1.3%	3.7%	1.7%	2.1%	1.7%	0.8%	1.4%	2.8%	4.5%	11.1%	5.1%	7.9%	6.5%	11.1%	15.8%	8.7%	13.8%
Annualized Rent per Sq. Ft.	$37.10	$51.41	$44.74	$55.42	$47.81	$41.21	$37.45	$58.17	$49.88	$46.76	$39.76	$63.45	$55.17	$59.73	$67.73	$67.84	$66.06
________________________
(1)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of December 31, 2022, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of December 31, 2022.
(2)Includes 100% of annualized base rent of consolidated property partnerships.

Q4 2022 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2023	Greater Los Angeles	39	538,031	3.7%	$24,907	3.0%	$46.29
	San Diego	9	174,914	1.2%	7,670	0.9%	43.85
	San Francisco Bay Area	10	326,443	2.2%	19,907	2.4%	60.98
	Greater Seattle	5	464,901	3.2%	19,883	2.5%	42.77
	Total	63	1,504,289	10.3%	$72,367	8.8%	$48.11

2024	Greater Los Angeles	44	561,449	3.9%	$24,629	3.0%	$43.87
	San Diego	9	57,303	0.3%	3,199	0.4%	55.83
	San Francisco Bay Area	12	288,538	2.0%	18,663	2.3%	64.68
	Greater Seattle	11	246,137	1.7%	8,482	1.0%	34.46
	Total	76	1,153,427	7.9%	$54,973	6.7%	$47.66

2025	Greater Los Angeles	25	192,464	1.3%	$8,467	1.0%	$43.99
	San Diego	19	225,535	1.5%	10,766	1.3%	47.74
	San Francisco Bay Area	10	186,282	1.3%	12,383	1.5%	66.47
	Greater Seattle	10	140,831	1.0%	5,552	0.7%	39.42
	Total	64	745,112	5.1%	$37,168	4.5%	$49.88

2026	Greater Los Angeles	16	380,356	2.6%	$14,617	1.8%	$38.43
	San Diego	12	224,861	1.5%	10,547	1.3%	46.90
	San Francisco Bay Area	15	940,216	6.5%	49,396	6.0%	52.54
	Greater Seattle	11	395,359	2.7%	16,197	2.0%	40.97
	Total	54	1,940,792	13.3%	$90,757	11.1%	$46.76

2027	Greater Los Angeles	33	712,945	5.0%	$26,033	3.2%	$36.51
	San Diego	16	239,005	1.6%	11,926	1.5%	49.90
	San Francisco Bay Area	3	5,041	—%	263	—%	52.17
	Greater Seattle	10	86,543	0.6%	3,265	0.4%	37.73
	Total	62	1,043,534	7.2%	$41,487	5.1%	$39.76

2028 and Beyond	Greater Los Angeles	38	1,140,285	7.8%	$67,225	8.2%	$58.95
	San Diego	47	1,383,878	9.6%	86,113	10.5%	62.23
	San Francisco Bay Area	44	4,085,604	28.0%	296,817	36.2%	72.65
	Greater Seattle	24	1,574,926	10.8%	72,789	8.9%	46.22
	Total	153	8,184,693	56.2%	$522,944	63.8%	$63.89

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.

Q4 2022 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Lease Expiration
Global technology company	Greater Seattle / San Diego County	$39,631	779,210	4.8%	4.8%	2032 / 2033
Cruise LLC	San Francisco Bay Area	35,449	374,618	4.3%	2.3%	2031
Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.0%	2.6%	2034
Amazon.com (3)	Greater Seattle	31,437	709,276	3.8%	4.4%	2023 / 2029 / 2030
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	29,752	663,460	3.6%	4.1%	2024 / 2026
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	27,897	523,416	3.4%	3.2%	2027 / 2031
Salesforce, Inc.	San Francisco Bay Area	24,076	451,763	2.9%	2.8%	2031 / 2032
DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	2.9%	1.5%	2032
Riot Games, Inc. (4)	Greater Los Angeles	22,855	340,584	2.8%	2.1%	2023 / 2024 / 2031
Okta, Inc.	San Francisco Bay Area	22,387	273,371	2.7%	1.7%	2028
Netflix, Inc.	Greater Los Angeles	21,854	361,388	2.7%	2.2%	2032
Box, Inc.	San Francisco Bay Area	20,390	341,441	2.5%	2.1%	2028
Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.2%	1.5%	2033
DIRECTV, LLC (5)	Greater Los Angeles	16,085	532,956	2.0%	3.3%	2023 / 2026 / 2027
Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	1.9%	2.1%	2030
Total Top Fifteen Tenants		$382,424	6,591,712	46.5%	40.7%

________________________
(1)The information presented is as of the date of the report.
(2)Includes 100% of annualized base rental revenues of consolidated property partnerships.
(3)The 2023 lease expiration represents 71,481 rentable square feet that expired on January 30, 2023, which is excluded from the table above, and 375,479 rentable square feet expiring on April 30, 2023.
(4)The 2023 lease expiration represents 128,416 rentable square feet expiring on November 30, 2023.
(5)The 2023 lease expiration represents 151,455 rentable square feet that expired on January 1, 2023, which is excluded from the table above.

Q4 2022 Supplemental Financial Report

2022 Operating Property Dispositions
($ in millions)

COMPLETED OPERATING PROPERTY DISPOSITIONS	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None

2nd Quarter
None

3rd Quarter
3130 Wilshire Boulevard, Santa Monica, CA	West Los Angeles	August	1	96,085	$48.0

4th Quarter
None

TOTAL DISPOSITIONS			1	96,085	$48.0

____________________
(1)Represents gross sales price before the impact of commissions, closing costs and purchase price credits.

Q4 2022 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________
(1)For breakout of Net Operating Income by partnership, refer to page 40, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.
(2)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

03
Development

–Stabilized Office & Life Science Development & Redevelopment Projects
–In-Process Development & Redevelopment
–Future Development Pipeline

Q4 2022 Supplemental Financial Report

Stabilized Office & Life Science Development & Redevelopment Projects
($ in millions)

STABILIZED OFFICE & LIFE SCIENCE DEVELOPMENT & REDEVELOPMENT PROJECTS	Location	Construction Start Date	Stabilization Date (1)	Total Estimated Investment (2)	Rentable Square Feet	% Leased	Total Project % Occupied

1st Quarter
None

2nd Quarter
333 Dexter Avenue North	Lake Union	2Q 2017	2Q 2022	$385.0	618,766	100%	100%

3rd Quarter
2100 Kettner	Little Italy	3Q 2019	3Q 2022	140.0	204,682	15%	—%
12340 El Camino Real (3)	Del Mar	4Q 2021	3Q 2022	40.0	109,307	100%	100%
12400 High Bluff Drive (4)	Del Mar	1Q 2022	3Q 2022	50.0	181,949	100%	100%

4th Quarter
None

TOTAL:				$615.0	1,114,704	84%	82%

____________________
(1)Represents the earlier of 95% occupancy date or one year from substantial completion of base building components.
(2)For redevelopment projects, includes the existing depreciated basis for the buildings to be redeveloped, except for 12400 High Bluff Drive, which includes 66% of the depreciated basis, representing the 66% of the building that was subject to redevelopment.
(3)Redevelopment project.
(4)Completed 144,000 rentable square feet that was in the scope of redevelopment.

Q4 2022 Supplemental Financial Report

In-Process Development & Redevelopment
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet (3)	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2022 (4)	% Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office
Austin
Indeed Tower	Austin CBD	2Q 2021	4Q 2023	734,000	$690.0	$606.9	71%	58%

TOTAL:				734,000	$690.0	$606.9	71%	58%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet (3)	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2022 (4)(5)	% Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	2Q 2025	875,000	$940.0	$358.2	—%
4400 Bohannon Drive (6)	Menlo Park	4Q 2022	3Q 2025	48,000	55.0	16.7	—%
San Diego County
9514 Towne Centre Drive	University Towne Center	3Q 2021	4Q 2023	71,000	60.0	33.1	100%
4690 Executive Drive (6)	University Towne Center	1Q 2022	3Q 2023	52,000	25.0	15.6	100%

TOTAL:				1,046,000	$1,080.0	$423.6	12%

________________________
(1)Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. For projects being redeveloped, redevelopment will occur in phases based on existing lease expiration dates and timing of the tenant improvement build-out.
(3)For projects being redeveloped, represents the total square footage leased.
(4)Represents costs incurred as of December 31, 2022, excluding GAAP accrued liabilities and leasing overhead.
(5)For redevelopment projects, includes the existing depreciated basis for the buildings to be redeveloped.
(6)Redevelopment project.

Q4 2022 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 12/31/2022 (2)

Greater Los Angeles
1633 26th Street	West Los Angeles	190,000	$14.6
San Diego County
Santa Fe Summit South / North	56 Corridor	600,000 - 650,000	106.8
2045 Pacific Highway	Little Italy	275,000	51.9
Kilroy East Village	East Village	TBD	66.1
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	203.5
Flower Mart	SOMA	2,300,000	472.2
Greater Seattle
SIX0 - Office & Residential	Denny Regrade	925,000	173.3
Austin
Stadium Tower	Stadium District / Domain	493,000	59.0

TOTAL:			$1,147.4

________________________
(1)The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.
(2)Represents costs incurred as of December 31, 2022, excluding accrued liabilities recorded in accordance with GAAP.

04
Debt and
Capitalization Data

–Capital Structure
–Debt Analysis

Q4 2022 Supplemental Financial Report

Capital Structure
As of December 31, 2022 ($ in thousands)

Unsecured Private Placement Notes ($850.0M), 9.6%
Unsecured Term Loan, Unsecured Senior Notes & Secured Debt ($3.4B), 38.9%
Common LP Units (1,150,574 units)(2), 0.5%
Common Stock (116,878,031 shares)(1), 51.0%

Debt Balance (3)	Stated Rate	Maturity Date

Unsecured Debt (4)
$425,000	3.45%	12/15/2024
$400,000	4.38%	10/1/2025
$50,000	4.30%	7/18/2026
$200,000	5.23%	10/3/2026 (5)
$200,000	4.35%	10/18/2026
$175,000	3.35%	2/17/2027
$400,000	4.75%	12/15/2028
$75,000	3.45%	2/17/2029
$400,000	4.25%	8/15/2029
$500,000	3.05%	2/15/2030
$350,000	4.27%	1/31/2031
$425,000	2.50%	11/15/2032
$450,000	2.65%	11/15/2033
$4,050,000	3.72%

Secured Debt
$159,973	3.57%	12/1/2026
$83,496	4.48%	7/1/2027
$243,469	3.88%
________________________
(1)Value based on closing share price of $38.67 as of December 31, 2022.
(2)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.
(3)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(4)As of December 31, 2022, there was no outstanding balance on the unsecured revolving credit facility.
(5)The maturity date of the unsecured term loan assumes the exercise of the two twelve-month extensions at the Company’s option.

Q4 2022 Supplemental Financial Report

Debt Analysis
As of December 31, 2022

TOTAL DEBT COMPOSITION (1)
	Weighted Average
	Interest Rate	Years to Maturity (2)
Secured vs. Unsecured Debt
Unsecured Debt	3.7%	6.3
Secured Debt	3.9%	4.1
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	5.2%	3.8
Fixed-Rate Debt	3.7%	6.2

Stated Interest Rate	3.7%	6.1

GAAP Effective Rate	3.8%

GAAP Effective Rate Including Debt Issuance Costs	4.0%

KEY DEBT COVENANTS (3)
	Covenant	Actual Performance as of December 31, 2022

Unsecured Credit and Term Loan Facility and Private Placement Notes:
Total debt to total asset value	less than 60%	29%
Fixed charge coverage ratio	greater than 1.5x	3.8x
Unsecured debt ratio	greater than 1.67x	3.38x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.53x

Unsecured Senior Notes due 2024, 2025, 2028, 2029, 2030, 2032 and 2033:
Total debt to total asset value	less than 60%	37%
Interest coverage	greater than 1.5x	8.4x
Secured debt to total asset value	less than 40%	2%
Unencumbered asset pool value to unsecured debt	greater than 150%	294%

________________________
(1)As of December 31, 2022, there was no outstanding balance on the unsecured revolving credit facility.
(2)The maturity date of the unsecured term loan assumes the exercise of the two twelve-month extensions at the Company’s option.
(3)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.

05
Non-GAAP Supplemental
Measures

Q4 2022 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures
Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on February 1, 2023 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Q4 2022 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.

Q4 2022 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and amounts of gain or loss on marketable securities related to the Company’s executive deferred compensation plan that are capitalized as development costs, and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

06
Definitions and Reconciliations

Q4 2022 Supplemental Financial Report

Definitions Included in Supplemental

Annualized Base Rent:
Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Change in GAAP / Cash Rents (Leases Commenced):
Calculated as the change between GAAP / cash rents for new/renewed leases and the expiring GAAP / cash rents for the same space. Includes leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.
Change in GAAP / Cash Rents (Leases Executed):
Calculated as the change between GAAP / cash rents for signed leases and the expiring GAAP / cash rents for the same space. Includes leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation Capital Expenditures:
Capital expenditures for newly acquired space, newly developed, and redeveloped space, or a significant change in use or repositioning of space that result in additional revenue generated when the space is re-leased. These costs are not subtracted in our calculation of FAD.
Fixed Charge Coverage Ratio - EBITDA:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
Fixed Charge Coverage Ratio - Net Income:
Calculated as net income, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Q4 2022 Supplemental Financial Report

Definitions Included in Supplemental, continued

GAAP Effective Rate:
The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.
Interest Coverage Ratio:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).
Net Effect of Straight-Line Rents:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Net Income Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by net income.
Net Operating Income Margins:
Calculated as net operating income divided by total revenues.
Retention Rates (Leases Commenced):
Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.
Same Store Portfolio:
Our Same Store Portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2021 and still owned and included in the stabilized portfolio as of December 31, 2022. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.
Second Generation Capital Expenditures:
Second generation leasing includes space in the stabilized portfolio where we have made capital expenditures to maintain the current market revenue stream; generally recurring in nature or related to space previously occupied.
Stated Interest Rate:
The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Q4 2022 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Income Available to Common Stockholders	$52,625	$47,646	$232,615	$628,144
Net income attributable to noncontrolling common units of the Operating Partnership	588	463	2,283	6,163
Net income attributable to noncontrolling interests in consolidated property partnerships	6,262	7,017	24,595	24,603
Net Income	59,475	55,126	259,493	658,910
Adjustments:
General and administrative expenses	25,217	23,267	93,642	92,749
Leasing costs	1,404	876	4,879	3,249
Depreciation and amortization	91,396	87,309	357,611	310,043
Interest income and other income, net	(1,264)	(230)	(1,765)	(3,916)
Interest expense	23,550	18,726	84,278	78,555
Loss on early extinguishment of debt	—	12,246	—	12,246
Gain on sale of depreciable operating property	—	(5,297)	(17,329)	(463,128)
Net Operating Income, as defined (1)	199,778	192,023	780,809	688,708
Wholly-Owned Properties	174,983	165,304	682,260	587,143
Consolidated property partnerships: (2)
100 First Street (3)	6,116	5,861	23,593	24,560
303 Second Street (3)	12,702	14,846	50,998	53,080
Crossing/900 (4)	5,977	6,012	23,958	23,925
Net Operating Income, as defined (1)	199,778	192,023	780,809	688,708
Non-Same Store Net Operating Income (5)	(42,336)	(31,220)	(155,046)	(81,426)
Same Store Net Operating Income	157,442	160,803	625,763	607,282
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(5,559)	(7,847)	(26,589)	(47,099)
GAAP Operating Expenses Adjustments, net	97	105	409	389
Same Store Cash Net Operating Income	$151,980	$153,061	$599,583	$560,572

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(1)Please refer to pages 34-35 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.
(2)Reflects Net Operating Income for all periods presented.
(3)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(4)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.
(5)Includes the results of one office property disposed of during the first quarter 2021, two office operating properties disposed of during the fourth quarter 2021, one office operating property disposed of in the third quarter of 2022, our 193-unit residential project added to the stabilized portfolio in the second quarter of 2021, one office development building added to the stabilized portfolio in the second quarter of 2021, two office development buildings added to the stabilized portfolio in the third quarter of 2021, two office development buildings added to the stabilized portfolio in the fourth quarter of 2021, one office development building added to the stabilized portfolio during the second quarter of 2022, one office development building and two life science redevelopment buildings added to the stabilized portfolio during the third quarter of 2022, one operating property acquired during the third quarter of 2021, and our in-process and future development projects.
(6)Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.

Q4 2022 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2022	2021
Net Income Available to Common Stockholders	$52,625	$47,646
Interest expense	23,550	18,726
Depreciation and amortization	91,396	87,309
Loss on early extinguishment of debt	—	12,246
Net income attributable to noncontrolling common units of the Operating Partnership	588	463
Net income attributable to noncontrolling interests in consolidated property partnerships	6,262	7,017
Gain on sale of depreciable operating property	—	(5,297)
EBITDA, as adjusted (1)	$174,421	$168,110

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(1)Please refer to page 35 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.